                                                                    Exhibit 10.8

                     INTERIM CAPITAL ASSISTANCE AGREEMENT
                     ------------------------------------


          This Interim Capital Assistance Agreement (the "Agreement"), dated as of this 9th day of September, 1994, is made and entered into by and among the Shareholder[s], as defined in Section 1[s] below and Pan American Bank, FSB, an insured depository institution within the meaning of the Federal Deposit Insurance Act, as amended (the "FDIA"), 12 U.S.C. Section 1811, et seq.,
                                                                -- ---
organized and existing as a federal savings bank with its principal place of business at San Mateo, California (the "Assuming Institution") and the Resolution Trust Corporation, in its corporate capacity (in such capacity, the "Corporation").


                                   RECITALS
                                   --------


          WHEREAS, pursuant to Section 5(d) of the Home Owners' Loan Act, as amended, (the "HOLA") 12 U.S.C. Section 1464(d), the Office of Thrift Supervision ("OTS") has closed Western Federal Savings Bank, (the "Failed Association") and has appointed the Resolution Trust Corporation as receiver of the Failed Association;

          WHEREAS, the Receiver has determined pursuant to Section 11(d) (2) (G) of the FDIA, as amended (the "FDIA"), 12 U.S.C. Section 1821(d)(2)(G), that it is appropriate and necessary to transfer certain assets and liabilities of the Failed Association to the Assuming Institution;

          WHEREAS, the parties intend that such transfer be made on the terms and conditions set forth in the Standard Terms as that document is defined in
Section 1(t) hereof;

          WHEREAS, interim capital assistance may be provided by the Corporation pursuant to the Corporation's Minority Capital Assistance Program and Section 21A(u) of the Federal Home Loan Bank Act, as amended (the "FHLBA"), 12 U.S.C. 1441a(u).

          WHEREAS, application has been made to the Corporation to provide interim capital assistance to the Assuming Institution in connection with the resolution of the Failed Association and, in that connection, the Shareholder[s] and the Assuming Institution have executed and delivered to the Corporation an Application for Interim Capital Assistance dated August 29, 1994 (the "Application") and a Minority Ownership Affidavit dated August 29, 1994 (the "Affidavit").

          WHEREAS, the Shareholder[s] have represented that they are "Minorities" and the Assuming Institution has represented that it is a "Minority Institution" in accordance with the definition of those terms under Sections 21A[s] and 21A(u) of the FHLBA, as amended, 12 U.S.C. Sections 1441a[s] and 1441a(u).

          WHEREAS, the Corporation has agreed to provide interim capital assistance to the Assuming Institution and [each of] the Shareholder[s] for the sole purpose of facilitating the resolution of the Failed Association on the terms and conditions set forth in this Agreement; and

          WHEREAS the Assuming Institution has executed a Purchase and Assumption Agreement, and Related Agreement[s] in connection with the resolution of the Failed Association.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Parties hereto agree as follows:

          1.   Defined Terms.
               -------------

               (a) Except as otherwise provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Standard Terms (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

               (b)  "Affiliate" shall have the meaning set forth in (i) in
                     ---------
Section 2(k) of the Bank Holding Company Act of 1956, as amended, 12 U.S.C.
Section 1841(k); or (ii) in subsection (a) (1) (H) of Section 10 of the HOLA, 12 U.S.C. Section 1467a(a)(1)(H), whichever is applicable.

               (c)  "Agreement" shall mean this Interim Capital Assistance
                     ---------
Agreement, as amended, modified or supplemented from time to time.

               (d)  "Collateral" shall mean the Pledged Collateral as that term
                      ----------
is defined in the Stock Pledge Agreement.

               (e)  "Cost of Funds" shall mean the end of the calendar quarter
                     -------------
Monday Auction yield price for 13 week U.S. Treasury Bills, as quoted in Tuesday's Wall Street Journal, plus 12.5 basis points.

               (f)  "Event of Default" shall have the meaning set forth in
                     ----------------
Section 5 hereof.

               (g)  "Failed Association" shall mean Western Federal Savings
                     ------------------
Bank, formerly a federal savings association under the

HOLA, as amended, 12 U.S.C. Section 1461 et seq., and having its principal place
                                         -------
of business in Marina Del Ray, California which was closed pursuant to Order No. _________of the OTS.

               (h)  "Holding Company" shall mean any Person that is subject to
                     ---------------
the Bank Holding Company Act of 1956, as amended, or Section 10 of the HOLA, as the case may be, as a results of its ownership or control of all or any portion of the outstanding capital stock of the Assuming Institution.

               (i)  "Interim Capital Assistance Documents" shall mean this
                     ------------------------------------
Agreement, the Promissory Note, the Stock Pledge Agreement and any other document or agreement now or hereafter delivered in connection herewith or therewith.

               (j)  "Lien" shall mean, with respect to any asset of any Person,
                     ----
any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, charge, encumbrance, lien (statutory or other), priority or other security agreement or preferential arrangement of any kind or nature whatsoever with respect to such asset (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

               (k)  "Minority" shall have the meaning as statutorily set forth
                     --------
in Section 21A(s) (2) (C) of the FHLBA, as amended, 12 U.S.C. 1441a(s)(2)(C).

               (1)  "Minority Institution" shall have the meaning set forth in
                     --------------------
Section 21A(s) (2) (A) of the FHLBA, as amended, 12 LS.C. 1441a(s) (2) (A)

               (m)  "Party" shall mean the Shareholder[s], the Assuming
                     -----
Institution or the Corporation and "Parties" shall mean the Shareholder[s], the
                                    -------
Assuming Institution, and the Corporation.

               (n)  "Pledged Shares" shall mean 100% of the issued and
                     --------------
outstanding shares of capital stock of the Assuming Institution, as more specifically described in Schedule 2 of the Stock Pledge Agreement attached hereto.

               (o)  "Promissory Note" shall mean the promissory note made by
                     ---------------
each Shareholder[s] of the Assuming Institution in connection herewith attached as Exhibit A, which is incorporated herein by reference, and referred to in
Section 2 hereof.

               (p)  "Purchase and Assumption Agreement" shall mean the Purchase
                     ---------------------------------
and Assumption Agreement by and between the Resolution

Trust Corporation as receiver of the Failed Association and the Assuming Institution of even date herewith.

               (q)  "Receiver" shall have the meaning as set forth in the
                     --------
Purchase and Assumption Agreement.

               (r)  "Related Agreements" shall have the meaning set forth in the
                     ------------------
Purchase and Assumption Agreement.

               (s)  "Shareholder[s]" shall have the meaning set forth in
                     --------------
Schedule 1 of the Stock Pledge Agreement and shall include, except as otherwise expressly set forth herein, Pan American Financial, Inc.

               (t)  "Standard Terms" shall mean the RTC Standard Purchase and
                     --------------
Assumption Terms and Conditions (Iota version dated December 25, 1993).

               (u)  "Stock Pledge Agreement" shall mean the Stock Pledge
                     ----------------------
Agreement attached hereto as Exhibit B in favor of the Corporation made by each of the Shareholders of the Assuming Institution in connection herewith and is incorporated herein by reference.

          2.   Interim Capital Assistance. The Corporation hereby agrees to make
               --------------------------
a term loan (the "Interim Capital Assistance") to the Shareholder[s] in the principal amount of $4,000,000.00. As additional evidence of the indebtedness of the Shareholder[s] to the Corporation resulting from the Interim Capital Assistance, the Shareholder[s] have executed the Promissory Note attached as Exhibit A. The Interim Capital Assistance shall be provided after Association Closing but not later than the initial cash payment date as set forth in Article 6 of the Standard Terms. The Shareholder[s] hereby covenant that they shall, immediately upon receipt of the Interim Capital Assistance, invest the entire amount thereof in the Assuming Institution, and further, that they shall maintain and use such amount solely as capital of the Assuming Institution.

          3.   Repayment of the Interim Capital Assistance
               -------------------------------------------

               (a)  Maturity. The Shareholder[s] shall repay the outstanding
                    --------
principal balance of the Interim Capital Assistance, plus any accrued, previously unpaid interest thereon, in a single lump sum installment on September 8, 1999.

               (b)  Optional Prepayment. The Shareholder[s], at their option and
                    -------------------
from time to time, may prepay the outstanding principal amount of the Interim Capital Assistance, in whole or in part.

               (c)  Mandatory Prepayment. If, prior to the maturity of the
                    --------------------
Interim Capital Assistance, the Shareholder[s] obtain all or any material portion of their permanent financing (through a loan, capital infusion or otherwise), they shall promptly prepay all or a portion of the Interim Capital Assistance in an amount equal to the amount of financing so obtained.

               (d)  Application of Prepayments. Any such mandatory or optional
                    --------------------------
prepayments shall be applied first to accrued interest to the date of such prepayment and then to the outstanding principal amount of the Interim Capital Assistance.

          4.   Interest.
               ---------

               (a) The Shareholder[s] shall pay interest on the outstanding principal balance of the Interim Capital Assistance for the first full calendar quarter after Association Closing and for each calendar quarter thereafter until the maturity (whether at stated maturity, by acceleration or otherwise) of the Interim Capital Assistance. Each interest payment is due and payable on the first Thursday of the month following the end of the preceding calendar quarter. Interest shall accrue at an initial rate per annum of __.__ % which is no greater than the Corporation's Cost of Funds as of the end of the most recently completed calendar quarter prior to Association Closing. The interest rate will be adjusted every calendar quarter thereafter based on the Corporation's Cost of Funds as of the end of the most recently completed calendar quarter prior to the interest payment being due. Interest on Optional and Mandatory Prepayments of Assistance shall be due and payable pursuant to Section 3.

              (b) In the event that any amount of principal or interest on the Interim Capital Assistance or any other amount payable hereunder or under the Promissory Note is not paid in full when due, the Shareholder[s] agree to pay interest on such unpaid principal and accrued interest or other amount, for each day from the date such amount became due until the date paid, at a rate which is no greater than the sum of the Corporation's Cost of Funds as of the end of the most recently completed calendar quarter plus 300 basis points or, if less, the
                                         ----
maximum amount of interest permissible by law to be charged on such unpaid principal or other amount payable hereunder or thereunder. This interest rate will be adjusted every calendar quarter thereafter based on the Corporation's Cost of Funds plus 300 basis points as of the end of the most recently completed calendar quarter prior to the interest payment being due.

          5.  Events of Default. If any one or more of the following events
              -----------------
(each, an "Event of Default") shall occur and be continuing, it shall constitute an Event of Default:

              (a) The Shareholder[s] shall fail to pay any amount of principal or interest on the Interim Capital Assistance or the Promissory Note or any other amount payable hereunder or thereunder when due; or

              (b) Any representation or warranty by one or more of the Shareholder[s] or the Assuming Institution in this Agreement or any other Interim Capital Assistance Document shall prove to have been incorrect when made; or

              (c) One or more of the Shareholder[s] or the Assuming Institution shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Agreement or any other Interim Capital Assistance Document to which it is a party; or

              (d) One or more of the Shareholder[s) or the Assuming Institution shall fail to perform or observe any term, covenant or agreement contained in any Interim Capital Assistance Document to which they are a party or shall revoke or repudiate their obligations under any such Interim Capital Assistance Document; or

              (e) One or more of the Shareholder[s] or the Assuming Institution shall admit in writing their inability to, or shall fail generally or be generally unable to, pay their debts as such debts become due, or shall make a general assignment for the benefit of creditors; or shall have filed a voluntary petition in bankruptcy, a petition for dissolution, or filed a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under any state or federal law relating to bankruptcy or reorganization granting relief to debtors, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it; or any order for relief shall be entered against one or more of the Shareholder[s] or the Assuming Institution in any involuntary proceeding under any such state or federal law, or one or more of the Shareholder[s] or the Assuming Institution shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for the appointment of any custodian, conservator, receiver, or trustee for all or any substantial part of their property, or shall take any action to authorize any of the actions set forth in this subsection (e); or any involuntary petition seeking any of the relief specified in this subsection (e) shall be filed against one or more of the Shareholder[s] and shall not be dismissed or stayed within 60 days; or any order shall be issued under state or federal law appointing a conservator or receiver for the Assuming Institution.

              (g) The Stock Pledge Agreement, shall for any reason cease or fail to create a valid and perfected first priority lien on any of the collateral purported to be covered thereby; or

              (h) Any event[s] shall occur which give reasonable grounds to conclude, in the judgement of the Corporation, that one or more of the Shareholder[s] or the Assuming Institutions will not, or will be unable to, perform or observe their obligations under the Promissory Note, this Agreement or any other Interim Capital Assistance Document.

          6.  Acceleration. If any such Event of Default shall occur: (i) the
              ------------
Corporation, in its sole discretion, may declare the entire unpaid principal amount of the Interim Capital Assistance and the Promissory Note, all interest accrued and unpaid thereon and all other amounts payable under this Agreement and any other Interim Capital Assistance Document to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each of the Shareholder[s] and the Assuming Institution; and (ii) the Corporation may immediately, and whether or not the actions specified in clause (i) have been taken, exercise any or all of the Corporation's rights and remedies under any other Interim Capital Assistance Document, including, without limitation, the rights of a secured party pursuant to the Uniform Commercial Code; provided further, that for any Event of Default
                                ----------------
other than the voluntary or involuntary appointment of a conservator or receiver for the Assuming Institution, the Corporation shall, prior to accelerating the Promissory Note as provided in this Section, give the Shareholders written notice of default which shall specify the circumstances constituting the Event of Default; Shareholders shall have the right to cure the Event of Default within 30 days of the date of mailing of the notice in the case of any Event of Default described in Section 5(a) of this Agreement, or 60 days in the case of any other Event of Default.

          7.  Consent to Appointment of Conservator or Receiver. The
              -------------------------------------------------
Shareholder[s] and the Assuming Institution hereby acknowledge and agree that in the event any amount of principal or interest hereunder is not paid when due (whether at stated maturity, by acceleration or otherwise), such default, if not cured by the Shareholders as provided in Section 6 above, shall constitute grounds for the appointment of a conservator or receiver of the Assuming Institution pursuant to Federal law, including without limitation, the FDIA, as amended, 12 U.S.C. Section 1821(c)(5), by the appropriate primary federal regulator, and each of the Shareholder[s] and the Assuming Institution hereby consent to any such appointment of a conservator or receiver by the appropriate primary federal regulator and waive any and all right to contest any such appointment.

          8.  Negative Covenants of Shareholder[s] and the Assuming Institution.
              -----------------------------------------------------------------
Until all of the Assuming Institution's obligations under this Agreement and the Shareholders' obligations under this Agreement and the Promissory Note have been discharged, the Assuming Institution will not:

              (a) Declare or pay any dividends, or issue any of its capital stock or any options or other rights in respect thereto, or repurchase, redeem, retire or otherwise acquire for value any of its outstanding capital stock, or make any distribution of its assets to any of its Shareholders or Holding Company as such, provided however that dividends may be paid if; (i) there is no
                 ----------------
Event of Default in existence under this Agreement or the Promissory Note, (ii) the Assuming Institution would not cause an Event of Default under this Agreement or Promissory Note by the declaration or payment of any such dividends, and (iii) the declaration or payment of such dividends are not prohibited or objected to by the Assuming Institution's primary federal regulator.

              (b) Make any loan or advance to any Shareholder[s] or Holding Company or to any Affiliate of the Assuming Institution, Shareholder[s] or Holding Company, or enter into any other transaction with any Shareholder[s] or Holding Company or any Affiliate of the Assuming Institution, Shareholder[s] or Holding Company, including, without limitation, any transaction involving the purchase, sale, exchange or lease of property or the provision of services (other than standard deposit transactions entered into in the ordinary course of business on terms no less favorable to the Assuming Institution than it would obtain in an arm's length deposit transaction with a person not such a Shareholder[s] or Holding Company or an Affiliate), provided however, the
                                                    ----------------
Assuming Institution may enter into transactions with its Affiliated mortgage and consumer finance companies so long as any such transaction does not require the Assuming Institution to repurchase any loans from its Affiliated companies or any other Affiliate or third party purchaser which would result in any loss to the Assuming Institution;

              (c) Increase the compensation of, or pay any bonuses to, any of its officers, directors or key employees, provided however, that compensation
                                          ----------------
for officers, directors or key employees may be increased in the second year of operations of the Assuming Institution and in each year thereafter so long as this Agreement is in effect and all such increases shall be pre-approved in writing by the Corporation.

              (d) Sell, assign, lease or otherwise dispose of all or substantially all of its assets, or enter into any merger or consolidation, or agree to do any of the foregoing, unless the performance of such agreement is conditioned on the prior or simultaneous repayment, in full, of the Interim Capital Assistance, provided however that the Assuming Institution may
                    ----------------
reorganize its branch structure subject to written approval from its regulators; or

              (e) Enter into any agreement providing for a change of control of the Assuming Institution prior to the date of repayment, in full, of the Interim Capital Assistance (whether by stated maturity, acceleration or otherwise), plus accrued interest, unless the performance of such agreement is conditioned on the prior or simultaneous repayment, in full, of the Interim Capital Assistance.

          9.  Affirmative Covenants of Shareholder[s] and the Assuming
              --------------------------------------------------------
Institution.
-----------

              (a) Until all of the Shareholder[s] and Assuming Institution's obligations under this Agreement and the Promissory Note have been discharged, the Assuming Institution will:

                    (i) Maintain its core capital, tangible capital and risk-based capital (calculated in accordance with the regulations prescribed by the OTS in an amount equal to at least 75% of the amount of its core capital, tangible capital and risk based capital on the first Business Day following the date of Association Closing;

                    (ii) Comply with all applicable laws, rules, regulations and orders, including, without limitation, rules and regulations of the OTS;

                    (iii) Provide monthly financial reports to the Corporation or its successor in such form as the Corporation or its successor may reasonably request in order to monitor the financial condition and capital ratios of the Assuming Institution;

                    (iv) Permit representatives of the Corporation or its successor, at any reasonable time and from time to time, to examine the books and records of the Assuming Institution at its place of business;

                    (v) Conduct its operations in a prudent and businesslike manner; and

                    (vi) maintain insurance with responsible and reputable insurers in such amounts and covering such risks as is carried by financial institutions engaged in similar businesses and owning similar properties, including, without limitation, fire, extended coverage, business interruption, public liability, property damage, worker's compensation, banker's blanket bond, directors and officers, and errors and omissions, all as reasonably determined by the Corporation or its successor.

              (b) Prior to the date of repayment, in full, of the principal amount of the Interim Capital Assistance (whether by stated maturity, acceleration or otherwise), plus accrued interest, and until all of the Shareholder[s] and the Assuming Institution's obligations under this Agreement have been discharged, the Assuming Institution will remain at all times a Minority Institution.

          10. Assuming Institution Representations and Warranties. The Assuming
              ---------------------------------------------------
Institution hereby represents and warrants to the Corporation as follows:

              (a)   Capitalization. 100% of the issued and outstanding shares of
                    --------------
capital stock of the Assuming Institution are the Pledged Shares, all of which are validly issued, fully paid and nonassessable. No securities convertible into or exchangeable for any shares of capital stock of the Assuming Institution, or any options, warrants or other commitments entitling any person to purchase or otherwise acquire any shares of capital stock of the Assuming Institution, are issued and outstanding. The Shareholder[s] listed on Schedule 1 to the Stock Pledge Agreement are the record and beneficial owners of the Pledged Shares. None of the Pledged Shares has been transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject.

              (b)   Authorization. The execution and delivery of this Agreement
                    -------------
and the other Interim Capital Assistance Documents to which it is a party, and performance by the Assuming Institution of its obligations hereunder and thereunder, the execution and delivery of each Interim Capital Assistance Document to which it is a party by each of the Shareholder[s] and performance of their obligations thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Assuming Institution and each of the Shareholder[s]. This Agreement and the other Interim Capital Assistance Documents each have been duly executed and delivered and, upon receipt of the regulatory approvals or waivers contemplated by this Agreement, will constitute a legal, valid and binding obligation of the Assuming Institution and each of the Shareholder[s], as the case may be, enforceable in accordance with their respective terms subject to bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors rights generally and to general principles of equity.

              (c)   No Conflict. Except as previously disclosed to the
                    -----------
Corporation in writing, the execution, delivery and performance of this Agreement and the other Interim Capital Assistance Documents by the Assuming Institution, the execution, delivery and performance of each Interim Capital Assistance Document to which it is a party by each of the Shareholder[s], and the consummation of the transactions contemplated hereby and thereby, will not
(i) violate or conflict with any provision of the charter or bylaws of the Assuming Institution or any Holding Company or any law, rule, or regulation affecting the Assuming Institution or any of the Shareholder[s] or by which the Assuming Institution or any of the Shareholder[s] is bound, the violation of which could have a material adverse effect on the financial condition of the Assuming Institution or any of the Shareholder[s], as the case may be, or (ii) violate or conflict with any order, judgement, award, administrative interpretation, injunction, writ, decree or the like affecting the Assuming Institution or any of the Shareholder[s] or by which the Assuming Institution or any of the Shareholder[s] is bound, the violation of which could have a material adverse effect on the operations or financial condition of the Assuming Institution or any of the Shareholder[s], as the case may be, or (iii) result in a breach of or constitute a default under any indenture or other material agreement to which the Assuming Institution or any of the Shareholder[s] is a party or by which the Assuming Institution or any of the Shareholder[s] or any material portion of its respective properties is bound.

              (d)   Regulatory Approvals. No authorization, consent, approval,
                    --------------------
license, exemption or other action by, or notice to or registration or filing with any governmental authority or administrative or regulatory body is required for either the execution, delivery or performance of this Agreement and the other Interim Capital Assistance Documents to which the Assuming Institution is a party, or the execution, delivery and performance of each Interim Capital Assistance Document to which any of the Shareholder[s] is a party, or the consummation of the transactions contemplated hereby and thereby, except such as shall have been made or obtained prior to the date of Association Closing.

              (e)   Absence of Litigation. Except as previously disclosed to the
                    ---------------------
Corporation in writing, there are no pending or threatened actions, suits or proceedings before any court, governmental agency, arbitrator or instrumentality affecting the Assuming Institution or any of the Shareholder[s] which (i) if determined adversely to Assuming Institution or any of the Shareholder[s], could reasonably be expected, individually or in the aggregate, to materially affect the financial condition, properties or operation of the Assuming Institution or any of the Shareholder[s] or (ii) purport to affect the legality, validity or enforceability of this Agreement or any other Interim Capital Assistance Document.

              (f)   Accuracy of Application and Affidavit. All statements and
                    -------------------------------------
information provided by the Shareholder[s] and the Assuming Institution in the Application and the Affidavit are true and correct on and as of the date hereof as if made on and as of the date hereof. Such Interim Capital Assistance Documents do not fail to state a material fact necessary to make the statements made therein not misleading.

              (g)   Minimum Capital Requirement. The Interim Capital Assistance
                    ---------------------------
does not exceed two-thirds (2/3) of the amount necessary to maintain the Assuming Institution's ratio of tangible capital to total assets (after the reduction of the tangible capital due to the payment of the premium) at the percentage level that existed prior to Association Closing.

          11. Conditions. The obligation of the Corporation to make the Interim
              ----------
Capital Assistance is subject to the satisfaction of the following conditions:

              (a)   Compliance. The Assuming Institution and each of the
                    ----------
Shareholder[s] shall have complied in all material respects with each of the covenants and agreements contained herein which are required to be performed or complied with by them on or prior to the date such Interim Capital Assistance is provided.

              (b)   Accuracy of Representations. Each of the representations and
                    ---------------------------
warranties contained in Section 10 shall be true and correct in all material respects on the date such Interim Capital Assistance is made as if made at and as of such date.

              (c)   Officer's Certificate. The Corporation shall have received a
                    ---------------------
certificate, dated the date of Association Closing, of the chief executive officer of the Assuming Institution certifying as to the matters specified in subsections (a) and (b) of this Section 11, which shall constitute a representation of the Assuming Institution with respect thereto.

              (d)   Purchase and Assumption Transaction. The Receiver and the
                    -----------------------------------
Assuming Institution shall have entered into the Purchase and Assumption Agreement and the Corporation shall have received evidence satisfactory to it that the conditions precedent set forth in the Purchase and Assumption Agreement shall have been satisfied or waived and that the Purchase and Assumption Agreement shall have become effective in accordance with its terms.

              (e)   Other Interim Capital Assistance Documents. Each of the
                    ------------------------------------------
Shareholder[s] of the Assuming Institution shall have executed and delivered to the Corporation the Promissory Note and one or more Stock Pledge Agreement[s].

              (f)   Legal Opinion. Counsel for the Receiver shall have received
                    -------------
an opinion from counsel for the Assuming Institution, in form and substance satisfactory to counsel for the Receiver, dated the date of Association Closing, which confirms that the Assuming Institution is a Minority Institution as defined in Section 21A(s) of the FHLBA, 12 U.S.C. 1441a(s).

          12. Miscellaneous.
              -------------

              (a)   Entire Agreement. This Agreement and the other Interim
                    ----------------
Capital Assistance Documents and any Related Agreements embody the entire agreement of the Parties in relation to the subject matter herein and therein and supersede all prior understandings or agreements, oral or written, between the Parties.

              (b)   Headings. The headings and subheadings of the Articles and
                    --------
Sections contained in this Agreement, except the terms identified for definition in Section 1 of this Agreement, are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision thereof.

              (c)   Counterparts This Agreement may be executed in any number of
                    ------------
counterparts and by the duly authorized representative of a different Party on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

              (d)   GOVERNING LAW. THE AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                    -------------
UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE FEDERAL LAW OF THE UNITED STATES OF AMERICA, AND IN THE ABSENCE OF CONTROLLING FEDERAL LAW, IN ACCORDANCE WITH THE LAWS OF THE STATE SPECIFIED IN THE PURCHASE AND ASSUMPTION AGREEMENT.

              (e)   Successors. Subject to the limitations of subsection (f) of
                    ----------
this Section 12, subsection (e) of Section 8, and subsection (b) of Section 9, all terms and conditions of the Agreement shall be binding on the successors and assigns of the Corporation, the Assuming Institution and each of the Shareholder[s]. Except as otherwise specifically provided in the Agreement, nothing expressed or referred to in the Agreement is intended or shall be construed to give any Person other than the Corporation, the Assuming Institution and the Shareholder[s] any legal or equitable right, remedy or claim under or with respect to this Agreement or any provisions contained herein, it being the intention of the Parties that this Agreement, the obligations and statements of responsibilities thereunder, and all other conditions and provisions thereof are for the sole and exclusive benefit of the Corporation, the Assuming Institution and Shareholder[s] and for the benefit of no other person.

              (f)   Modification; Assignment. No amendment or other
                    ------------------------
modification, rescission, release, annulment or assignment of any part of this Agreement shall be effective except pursuant to a written agreement subscribed by the duly authorized representatives of the Parties.

              (g)   Notice. Any notice, request, demand, consent, approval or
                    ------
other communication to any Party hereto shall be effective when received and shall be given in writing, and delivered in person against receipt therefor, or sent by certified mail, postage prepaid or courier service to its address set forth below or at such other address or number as it shall hereafter furnish in writing to the others. All such notices and other communications shall be deemed given on the date received by the addressee.



CORPORATION                                     Shareholder[s] and Assuming
-----------                                     ---------------------------

                                                 Institution
                                                 -----------
RESOLUTION TRUST CORPORATION                    PAN AMERICAN BANK, FSB
801 17th Street, N.W.                           1300 South El Camino Real
Washington, DC  20006                           San Mateo, CA 94401

Attention: Vice President                       Attention: President
           Department of Resolutions


With copies to:  Senior Counsel for Resolutions
            Resolution Trust Corporation


              (h)   Waiver. Each of the Parties may waive their respective
                    ------
rights, powers or privileges under this Agreement; provided, that such waiver
                                                   --------  ----
shall be in writing; and further provided, that no failure or delay on the part
                         ------- --------  ----
of the Corporation, the Shareholder[s] or the Assuming Institution to exercise any right, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege by the Corporation, the Shareholder[s], or the Assuming Institution under the terms of this Agreement, nor will any such waiver operate or be construed as a future waiver of such right, power or privilege under this Agreement.

              (i)   Costs, Fees and Expenses. Each Party hereto agrees to pay
                    ------------------------
all costs, fees and expenses which it had incurred or will incur, in connection with or incidental to the matters contained in this Agreement, including without limitation any fees and disbursements to its advisers, accountants and counsel.

              (j)   Severability. If any provision of this Agreement is invalid
                    ------------
or unenforceable then, to the extent possible, all of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the Parties hereto.

              (k)   Effectiveness This Agreement shall become effective upon the
                    -------------
satisfaction or waiver of the conditions set forth in Section 11 hereof.

          IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.



                                         ASSUMING INSTITUTION:


Witness:   /s/ [SIGNATURE ILLEGIBLE]     By: /s/ LAWRENCE J. GRILL
           -------------------------        -----------------------------
                                         Its: President
                                             ----------------------------

                                         [HOLDING COMPANY]

Witness:   /s/ [SIGNATURE ILLEGIBLE]     By: /s/ LAWRENCE J. GRILL
           -------------------------        -----------------------------
                                         Its: President
                                             ----------------------------

                                         SHAREHOLDER[S]

Witness:   /s/ [SIGNATURE ILLEGIBLE]     By: /s/ LAWRENCE J. GRILL
           -------------------------        --------------------------

                                         RESOLUTION TRUST CORPORATION

Witness:                                 By: /s/ [SIGNATURE ILLEGIBLE]
           ------------------------         -----------------------------
                                         Its:
                                             ----------------------------